UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

__________

Premier Exhibitions, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 842-2600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement

On December 9, 2015, the “Company” entered into a Secured Promissory Note and Guarantee (the “Note”) with Mr. Yanzi Gao as agent for the lenders listed therein (the “Lenders”), with an aggregate principal sum not to exceed US$5,000,000. The Note provides that the Company will make draws of: (i) $1,000,000 on or before December 10, 2015; (ii) $1,000,000 within five business days after delivering written notice to the Lenders requesting the second draw, on or before December 18, 2015; and (iii) $1,000,000 within five business days after delivering written notice to the Lenders requesting the third draw, on or before December 31, 2015, provided in each case there is no event of default under the Note. The Note provided the Company could request an additional advance in the amount of $2,000,000 at any time during the term of the Note, provided the Lenders would have the option to grant or deny the request in their sole and absolute discretion. The proceeds of the Note shall be used in the normal course of the Company’s business operations.

On January 4, 2016, the Company agreed to delay the second draw until January 15, 2016, and the third draw until January 28, 2016. Interest on these amounts would not accrue until the amounts were received by the Company. The Note otherwise remained unchanged and in full effect.

While the first $1,000,000 draw was timely made in accordance with the terms of the Note, a second draw of $500,000 was received on January 29, 2016. At the time of and as a condition to receiving the last $1.5 million in funding, the Company entered into replacement notes with the members of the lending group individually, as a replacement for the original note (the “Replacement Notes”). The remaining $1.5 million was received in two drafts received April 1, 2016 and April 4, 2016. These Replacement Notes do not provide the Company the ability to request the remaining $2 million in funding, and the Company does not anticipate receiving this funding from the lending group in the future. With the exception of these changes, the material terms of the replacement Notes are the same as in the original Note.

The lenders in the Replacement Notes are individuals who are also the owners of entities who were parties to the March 31, 2015 financing transaction with the Company totaling $13.5 million. This debt has since been converted to common stock in the Company, and the lenders in the Replacement Notes are part of a group that filed a Form 13D on April 1, 2016, reporting its ownership of approximately 47.5% of the common stock of the Company.

This summary does not purport to be complete and is qualified by reference to the full text of the Replacement Notes, copies of which are filed as an exhibit to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On April 12, 2016, Premier Exhibitions, Inc. (the “Company”) released preliminary financial results for the quarter ended September 30, 2015. On that date the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 11, 2016, the Audit Committee of the Company, with the Board of Directors and management of the Company, concluded that certain previously issued financial statements of Dinoking Tech Inc. included in the Company’s Proxy Statement dated September 16, 2015, should no longer be relied upon because of an error in such financial statements as addressed in ASC Topic 840 (Leases) and Subtopic 605-25 (Accounting for Multiple Element Arrangements).

The restatement is a result of the interpretation and application of lease accounting standards in Dinoking Tech, Inc. financials pre-merger, and the general result of the preliminary estimated restatement is to decrease income during fiscal years 2013 and 2014, and increase income for the first nine months of 2015 and for future periods. All numbers reported are in Canadian dollars. These amounts are preliminary, unaudited, and will not be finalized until the related audit is complete.

For fiscal year 2013, the restatement will reduce reported revenues of Dinoking Tech, Inc. for that period from Cdn$6.4 million to Cdn$5.4 million; will reduce cost of sales from Cdn$2.5 million to Cdn$1.6 million; and will reduce operating income from Cdn$1.0 million to Cdn$0.7 million. For fiscal year 2014, the restatement will reduce reported revenues of Dinoking Tech, Inc. for that period from Cdn$11.1 million to Cdn$6.0 million; will reduce cost of sales from Cdn$1.6 million to Cdn$1.0 million; and will reduce operating income from Cdn$6.5 million to Cdn$2.1 million.

The Company will report the corrected financial statements in its Form 8-K/A to be filed in connection with the merger.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company and John Norman have agreed that effective as of March 21, 2016, Mr. Norman resigned from his positions as President of Premier Exhibition Management LLC and as President of Arts and Exhibitions International, LLC, both subsidiaries of the Company. The Company expects that Mr. Norman may provide consulting services to the Company in the future.

On April 5, 2016, the Company and Mr. Norman entered into a Separation Agreement containing customary releases. The Separation Agreement does not provide for severance payments.

This summary does not purport to be complete and is qualified by reference to the full text of the Separation Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

The Company previously disclosed that it is not able to file a Form 8-K/A containing the financial statements and pro forma financial statements required under Item 9.01 of the Original report within the prescribed time period. The Company now anticipates filing the financial statements and pro forma financial statements required under Item 9.01 of the Original Report by April 30, 2016. Because of this delay, the Company also has not filed its Form 10-K for the year ended December 31, 2015. The Company expects to file the Form 10-K approximately 45 days after the filing of the Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Revised and Restated Secured Promissory Note and Guarantee between Premier Exhibitions, Inc. and Haiping Zou dated April 1, 2016
Exhibit 10.2	Revised and Restated Secured Promissory Note and Guarantee between Premier Exhibitions, Inc. and Jihe Zhang dated April 1, 2016
Exhibit 10.3	Revised and Restated Secured Promissory Note and Guarantee between Premier Exhibitions, Inc. and Lange Feng dated March 31, 2016
Exhibit 10.4	Separation Agreement dated April 5, 2016, between Arts and Exhibitions International, LLC and John Norman
Exhibit 99.1	Press release dated April 12, 2016.

Forward-Looking Statements

This Report contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “foresee,” “likely,” “may,” “will,” “would” or other words or phrases with similar meanings. Similarly, statements that describe our objectives, plans or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company’s expectations and projections. Some of the factors that could cause actual results to differ include, but are not limited to, general economic conditions, public tastes and demand, competition, the availability of venues, the results of certain legal matters described herein, governmental regulation and the efforts of co-sponsors and joint venture participants. Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in our annual report on Form 10-K for the fiscal year ended February 29, 2015 filed with the Securities and Exchange Commission on May 29, 2015. All forward-looking statements speak only as of the date of this release or as of the date they are made, and the Company does not undertake to update any forward-looking statements as a result of new information or future events or developments unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.

By:	/s/ Michael Little
Michael Little
Chief Financial Officer and Chief Operating Officer

Date: April 12, 2016